Exhibit 10.2

RYAN SPECIALTY, LLC

EIGHTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

Dated as of July 5, 2023

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS EIGHTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

TABLE OF CONTENTS

i

ii

Schedules

Schedule 1 - Schedule of Members

Schedule 2 - Officers as of the Effective Date

Exhibits

Exhibit A – Form of Joinder Agreement

iii

RYAN SPECIALTY, LLC

EIGHTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

This EIGHTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) of Ryan Specialty, LLC (f/k/a Ryan Specialty Group, LLC), a Delaware limited liability company (the “Company”), dated as of July 5, 2023 (the “Effective Date”), is entered into by and among the Company, Ryan Specialty Holdings, Inc., a Delaware corporation (the “Corporation”), as the managing member of the Company, and each of the other Members (as defined herein).

RECITALS

WHEREAS, unless the context otherwise requires, capitalized terms used herein have the respective meaning ascribed to them in Article I;

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Act by the filing of the Certificate with the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Delaware Act on December 2, 2009;

WHEREAS, the Corporation completed its IPO on July 26, 2021;

WHEREAS, the Corporation sold shares of Class A Common Stock to public investors in the IPO and used the net proceeds received from the IPO (A) to fund the acquisition of certain Units held directly or indirectly by the Members and certain former members and (B) to acquire newly-issued Common Units of the Company;

WHEREAS, in connection with the IPO, the Members and the Manager entered into the Company’s Sixth Amended and Restated Limited Liability Company Agreement and the Corporation became the Manager;

WHEREAS, after the IPO, the Corporation and the other Members contributed certain of their Units to New Ryan Specialty, LLC (f/k/a New RSG Holdings, LLC), a Delaware limited liability company (“Holdings”) for the purpose of making Holdings a holding company for the Company (the “Contribution”);

WHEREAS, in connection with the Contribution, the Company, the Members and the Corporation entered into the Company’s Seventh Amended and Restated Limited Liability Company Agreement, dated as of September 30, 2021 (as amended from time to time prior to the date hereof, the “Previous LLC Agreement”);

WHEREAS, the Company and certain of its affiliates entered into that certain Stock Purchase Agreement, dated May 23, 2023, and in connection therewith (i) that certain Redemption Agreement, by and among the Company, Holdings, and the Corporation, dated July 3, 2023, pursuant to which the Company redeemed certain of its Units held by Holdings, and (ii) that certain Contribution Agreement, by and between the Company and Ryan Specialty Socius Intermediate,

Inc., a Delaware corporation (“NewCo”), pursuant to which NewCo contributed all of the issued and outstanding limited liability company interests of Social Holdco, LLC, a Delaware limited liability company, to the Company, in exchange for certain Units of the Company (the foregoing transactions, collectively, the “Socius Transactions”); and

WHEREAS, in connection with the foregoing matters, the Company and the Members desire to continue the Company without dissolution and amend and restate the Previous LLC Agreement in its entirety as of the Effective Date to reflect, among other things, the Socius Transactions, as provided and agreed upon in the terms of this Agreement as of the Effective Date, at which time the Previous LLC Agreement shall be superseded entirely by this Agreement and shall be of no further force or effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Previous LLC Agreement is hereby amended and restated in its entirety and the Company, the Corporation and the other Members, each intending to be legally bound, each hereby agrees as follows:

Article I
DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a) reduced for any items described in Treasury Regulation Section 1.704‑1(b)(2)(ii)(d)(4), (5), and (6); and

(b) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704‑2(g)(l) and 1.704-2(i) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” has the meaning set forth in the Preamble.

“Assignee” means a Person to whom a Unit has been transferred but who has not become a Member pursuant to Article XII.

“Assumed Tax Liability” means, with respect to any Member, an amount equal to the excess of (i) the product of (A) the Distribution Tax Rate multiplied by (B) the estimated or actual cumulative taxable income or gain of the Company, as determined for federal income tax purposes, allocated to such Member (or its predecessor) for full or partial Fiscal Years commencing on or after January 1, 2021, less prior losses of the Company allocated to such Member (or its predecessor) for full or partial Fiscal Years commencing on or after January 1, 2021, in each case, as determined by the Manager and to the extent such prior losses are available to reduce such income over (ii) the cumulative Tax Distributions made to such Member after the closing date of the IPO pursuant to Section 4.01(b)(i), Section 4.01(b)(ii) and Section 4.01(b)(iii) and, if applicable with respect to such Fiscal Year, pursuant to Section 4.1(a) of the Previous LLC Agreement; provided that, in the case of the Corporation, such Assumed Tax Liability (x) shall be computed without regard to any increases to the tax basis of the Company’s property pursuant to Sections 734(b) or 743(b) of the Code and (y) to the extent permitted under the Credit Agreements and applicable Law, shall in no event be less than an amount that will enable the Corporation to meet both its tax obligations and its obligations pursuant to the Tax Receivable Agreement for the relevant Taxable Year; provided further that, in the case of each Member, and for the avoidance of doubt, such Assumed Tax Liability shall take into account any Code Section 704(c) allocations (including “reverse” 704(c) allocations) to the Member.

“Award Agreement” means one or more agreements, notices or other governing documents (including adjustment agreements or notices, subscription agreements, Equity Plans and investment plans) between a Service Provider Member and/or any of his, her or its Affiliates, as applicable, on the one hand, and the Company, on the other hand (in each case, as amended from time to time), governing the issuance or other terms of any Units (or any interests which were converted into or exchanged for such Units).

“Base Rate” means a per annum rate of the lesser of (i) 6.5% and (ii) LIBOR plus 100 basis points.

“Beneficial Owner” means, with respect to any security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The term “Beneficial Ownership” shall have a correlative meaning.

“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means any day other than a Saturday, Sunday or day on which banks located in New York City, New York are authorized or required by Law to close.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member (or such Member’s predecessor) contributes (or is deemed to contribute) to the Company pursuant to Article III hereof.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of the State of Delaware, as amended or amended and restated from time to time.

“Class A Common Stock” means, as applicable, (a) the shares of Class A common stock, par value $0.001 per share, of the Corporation or (b) following any consolidation, merger, reclassification or other similar event involving the Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class A common stock, $0.001 par value per share, of the Corporation or into which the Class A common stock, $0.001 par value per share, of the Corporation is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Common Stock” means, as applicable, (a) the shares of Class B Common Stock, par value $0.001 per share, of the Corporation or (b) following any consolidation, merger, reclassification or other similar event involving the Corporation, any shares or other securities of the Corporation or any other Person or cash or other property that become payable in consideration for the Class B common stock, $0.001 par value per share, of the Corporation or into which the Class B common stock, $0.001 par value per share, of the Corporation is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class C Common Incentive Unit” means a Unit designated as a “Class C Common Incentive Unit” and having the rights and obligations specified with respect to the Class C Common Incentive Units in this Agreement.

“Class C Common Incentive Unit Return Threshold” has the meaning set forth in Section 3.02(d).

“Code” means the United States Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Common Unit” means a Unit designated as a “Common Unit” and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Confidential Information” has the meaning set forth in Section 15.02(a).

“Contribution” has the meaning set forth in the Recitals.

“Corporate Board” means the board of directors of the Corporation.

“Corporate Incentive Award Plan” means the 2021 Omnibus Incentive Plan of the Corporation, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns.

“Corporation Mirror Unit” has the meaning set forth in Section 3.04(a).

“Credit Agreements” means any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or any of its Subsidiaries is or becomes a borrower, as such instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancing or replacements thereof, in whole or in part, with any other debt facility or debt obligation, for as long as the payee or creditor to whom the Company or any of its Subsidiaries owes such obligation is not an Affiliate of the Company.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as it may be amended from time to time, and any successor thereto.

“Discount” has the meaning set forth in Section 6.06.

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes in accordance with the Credit Agreements (and without otherwise violating any applicable provisions of any of the Credit Agreements).

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units shall not be a Distribution.

“Distribution Tax Rate” means a rate reasonably determined by the Manager, which rate shall be no greater than to the highest effective marginal combined federal, state and local income tax rate for a Fiscal Year applicable to corporate or individual taxpayers (whichever is higher) that may potentially apply to any Member (or, except in the case of the Corporation, its applicable direct or indirect beneficial owners) for such Fiscal Year, taking into account the character of the relevant tax items (e.g., ordinary or capital) and the deductibility of state and local income taxes for federal income tax purposes (but only to the extent such taxes are deductible under the Code).

“Effective Date” has the meaning set forth in the Preamble.

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan, stock option plan, or other similar equity compensation plan now or hereafter adopted by the Company or the Corporation, including the Corporate Incentive Award Plan.

“Equity Securities” means (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company.

“Event of Withdrawal” means the bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Excess Class A Share” has the meaning set forth in Section 3.04(a).

“Fair Market Value” of a specific asset of the Company will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the Liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Manager and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including, but not limited to, any county, municipal or other local subdivision of the foregoing, or (d) any agency, arbitrator or arbitral body, authority, board, body, bureau, commission, court, department, entity, instrumentality, organization or tribunal exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Holdings” has the meaning set forth in the Recitals.

“Holdings Mirror Unit” has the meaning set forth in Section 3.04(a).

“Holdings LLCA” has the meaning set forth in Section 3.04(a).

“Holdings Unit” has the meaning set forth in Section 3.04(a).

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Intended IPO Step-Up Allocation” means with respect to any tax basis adjustment pursuant to Section 743 of the Code arising as a result of the IPO and any transactions related thereto, the allocation of income, gain, loss, deduction or credit attributable to such adjustment (directly or indirectly) to the Manager or the applicable member of the Manager’s “affiliated group” (within the meaning of Section 1504(a)(1) of the Code).

“Intermediate Member” means a Member, other than Holdings, that is directly or indirectly wholly owned by the Corporation.

“Intermediate Mirror Unit” has the meaning set forth in Section 3.04(a).

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“IPO” means the initial underwritten public offering of shares of the Corporation’s Class A Common Stock.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Law” means all laws, statutes, ordinances, rules and regulations of any Governmental Entity.

“Liquidator” has the meaning set forth in Section 14.02.

“LLC Agreement” has the meaning set forth in Exhibit A to this Agreement.

“Losses” means items of loss or deduction of the Company determined according to Section 5.01(b).

“Manager” has the meaning set forth in Section 6.01.

“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, each in its capacity as a member of the Company.

“Member Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d).

“Mirror Unit” has the meaning set forth in Section 3.04(a).

“Net Loss” means, with respect to a Fiscal Year, the excess if any, of Losses for such Fiscal Year over Profits for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Net Profit” means, with respect to a Fiscal Year, the excess if any, of Profits for such Fiscal Year over Losses for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“NewCo” has the meaning set forth in the Recitals.

“Notice” has the meaning set forth in Section 4.01(c)(ii).

“Officer(s)” has the meaning set forth in Section 6.01(b).

“Other Agreements” has the meaning set forth in Section 10.04.

“Partnership Representative” has the meaning set forth in Section 9.03.

“Percentage Interest” means (i) as among an individual class of Units and with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing the number of such Member’s Units of such class by the total number of Units of all Members of such class at such time and (ii) as among all Units and with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing the number of such Member’s Units by the total number of Units of all Members at such time, determined as if all Class C Common Incentive Units were exchanged for Common Units in accordance with the terms of this Agreement and the Holdings LLCA. The Percentage Interest of each Member shall be calculated to the fourth decimal place.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Permitted Transferee” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Previous LLC Agreement” has the meaning set forth in the Recitals.

“Pro rata” “pro rata portion” “according to their interests” “ratably” “proportionately” “proportional” “in proportion to” “based on the number of Units held” “based upon the percentage of Units held” “based upon the number of Units outstanding” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other

Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units.

“Profits” means items of income and gain of the Company determined according to Section 5.01(b).

“Profits Interest” means an interest in the Company that is intended to be classified as a profits interest within the meaning of Internal Revenue Service Revenue Procedure 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other Law) for U.S. federal income tax purposes, including the Class C Common Incentive Units.

“Quarterly Tax Distribution” has the meaning set forth in Section 4.01(b)(i).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Effective Date, by and among the Corporation, certain of the Members as of the Effective Date and certain other Persons whose signatures are affixed thereto (together with any joinder thereto from time to time by any successor or assign to any party to such agreement) (as it may be amended from time to time in accordance with its terms).

“Regulatory Allocations” has the meaning set forth in Section 5.03(f).

“Revenue Procedure” has the meaning set forth in Section 4.01(c)(ii).

“Revised Partnership Audit Provisions” means Code Sections 6221 through 6241, together with any guidance issued thereunder or successor provisions and any similar provision of state, provincial or local laws.

“Schedule of Members” has the meaning set forth in Section 3.01(a).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Secondary Offering” means a follow-on or secondary public offering of shares of Class A Common Stock by the Corporation following the IPO.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Service Provider Member” means any Member that holds Units that were issued in connection with the performance of services as an employee or other service provider to Corporation, the Company or any of their respective Subsidiaries (including, for the avoidance of doubt, Common Units that were purchased pursuant to the terms of an Award Agreement with an employee or other service provider), whether or not such Member continues to provide services on or after the date hereof.

“Socius Transactions” has the meaning set forth in the Recitals.

“Stock Exchange” means the New York Stock Exchange.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as the date of the Effective Date, by and among the Corporation and the Company, on the one hand, and each of the other Members whose signatures are affixed thereto (together with any joinder thereto from time to time by any successor or assign to any party to such agreement), as the TRA Holders (as such term is defined in the Tax Receivable Agreement), on the other hand (together with any joinder thereto from time to time by any successor or assign to any party to such agreement) (as it may be amended from time to time in accordance with its terms).

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Trading Day” means a day on which the Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, redemption, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities or (b) any direct or indirect equity or other interest (legal or beneficial) in any Member if substantially all of the value of such equity or other interest is attributable (directly or indirectly) to the Units.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Unit” means the fractional interest of a Member in Profits, Losses and Distributions of the Company represented by Common Units, Class C Common Incentive Units and any other class, series or type of interests of the Company, and otherwise having the rights and obligations specified with respect to “Units” in this Agreement; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement applicable to such class or group of Units.

“Unvested Class C Common Incentive Units” means Class C Common Incentive Units that are not Vested Class C Common Incentive Units.

“Unvested Common Units” means Common Units that are not Vested Common Units.

“Vested Class C Common Incentive Units” means the Class C Common Incentive Units that are vested pursuant to the terms thereof or any Award Agreement relating thereto.

“Vested Common Units” means the Common Units that are vested pursuant to the terms of any Award Agreement relating thereto.

Article II
ORGANIZATIONAL MATTERS

Section 2.01 Formation of Company. The Company was formed on December 2, 2009 pursuant to the provisions of the Delaware Act. The filing of the Certificate of Formation of the Company, and the Certificate of Amendment, with the Secretary of State of the State of Delaware are hereby ratified and confirmed in all respects.

Section 2.02 Eighth Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of amending, restating and superseding the Previous LLC Agreement in its entirety and otherwise establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Neither any Member nor the Manager nor any other Person shall have appraisal rights with respect to any Units.

Section 2.03 Name. The name of the Company is “Ryan Specialty, LLC”. The Manager, in its sole discretion, may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

Section 2.04 Purpose; Powers. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement. The Company shall have the power and authority to take (directly or indirectly through its Subsidiaries) any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to accomplish the foregoing purpose.

Section 2.05 Principal Office; Registered Office. The principal office of the Company shall be located at such place or places as the Manager may from time to time designate, each of which may be within or outside the State of Delaware. The Company may have such other offices as the Manager may designate from time to time. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law.

Section 2.06 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in perpetuity unless dissolved in accordance with the provisions of Article XIV.

Section 2.07 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Article III
MEMBERS; UNITS; CAPITALIZATION

Section 3.01 Members.

(a) The Company shall maintain a schedule setting forth: (i) the name and address of each Member, (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member and (iii) the Class C Common Incentive Unit Return Threshold applicable to each Class C Common Incentive Unit which is outstanding (such schedule, the “Schedule of Members”). The applicable Schedule of Members in effect as of the Effective Date and after giving effect to the Contribution is on file with the Company. The Company shall also maintain a record of (1) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units and (2) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) in its books and records. The Schedule of Members may be updated by the Manager in the Company’s books and records from time to time, and as so updated, it shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act.

(b) No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to (i) loan any money or property to the Company, (ii) borrow any money or property from the Company or (iii) make any additional Capital Contributions.

Section 3.02 Units.

(a) Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. At the Effective Date, the Units will be comprised of Common Units and Class C Common Incentive Units.

(b) Subject to Section 3.04(a), the Manager may (i) issue additional Common Units and/or Class C Common Incentive Units at any time in its sole discretion and (ii) create one or more new classes or series of Units or preferred Units solely to the extent such new class or series of Units or preferred Units are substantially economically equivalent to a class of common or other stock of the Corporation or class or series of preferred stock of the Corporation, respectively; provided, that as long as there are any Members (other than the Corporation and its Subsidiaries) (i) no such new class or series of Units may deprive such Members of, or dilute or reduce, the allocations and distributions they would have received, and the other rights and benefits to which they would have been entitled, in respect of their Units if such new class or series of Units had not been created and (ii) no such new class or series of Units may be issued, in each case, except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the aggregate distributions that would be made in respect of such new class or series of Units if the Company were liquidated immediately after the issuance of such new class or series of Units.

(c) Subject to Section 15.03(b) and Section 15.03(c), the Manager may amend this Agreement, without the consent of any Member or any other Person, in connection with the creation and issuance of such classes or series of Units, pursuant to Section 3.02(b), Section 3.04(a) or Section 3.10.

(d) Common Units and Class C Common Incentive Units may be subject to vesting and other terms and conditions as set forth in an Award Agreement (or Award Agreements). Each Class C Common Incentive Unit shall be subject to a return threshold (the “Class C Common Incentive Unit Return Threshold”), which shall be, for each Class C Common Incentive Unit that is intended to constitute a Profits Interest for U.S. federal income tax purposes, an amount not less than the amount determined by the Manager to be necessary to cause such Management Incentive Unit to constitute a Profits Interest, as set forth on the Schedule of Members. Each Class C Common Incentive Unit that is intended to constitute a Profits Interest shall have an initial Capital Account at the time of its issuance equal to zero dollars ($0.00).

(e) RESERVED

Section 3.03 RESERVED.

Section 3.04 Authorization and Issuance of Additional Units.

(a) The Members acknowledge and agree that Holdings is intended to serve as a holding company for the Company, and that for each Unit issued by Holdings (each such unit issued by Holdings, a “Holdings Unit”), it is intended that the Company will issue (or has issued) a corresponding unit (each such unit issued to Holdings, a “Holdings Mirror Unit”). The Members further acknowledge and agree that to the extent the number of Class A common shares issued by the Corporation exceeds the number of Holdings Units issued to the Corporation (such excess shares, the “Excess Class A Shares”), the Company will issue (or has issued) corresponding units to the Corporation (a “Corporation Mirror Unit") or an Intermediate Member (a “Intermediate Mirror Unit,” and, together with the Corporation Mirror Units and the Holdings Mirror Units, the “Mirror Units”). Each of the Mirror Units is intended to have the same economic terms and entitlements as the corresponding Holdings Unit or Excess Class A Share, and in the case of a Class C Common Incentive Unit issued by the Company, each such Class C Common Incentive Unit shall be subject to the same terms, conditions and limitations (including applicable participation thresholds) as the applicable corresponding Holdings Unit. The Company shall take any and all action as the Manager determines in its sole discretion is necessary or appropriate to implement the intention of the Members described in this Section 3.04(a), including, without limitation, the acceptance of a contribution from Holdings, the Corporation, or any Intermediate Member of cash or other property in exchange for additional Units corresponding to Holdings Units or Excess Class A Shares, the conversion of Class C Incentive Units into Common Units in connection with any corresponding exchange made by Holdings pursuant to Section 11.05 of the limited liability company agreement of Holdings (the “Holdings LLCA”), the redemption or cancellation of corresponding Units in connection with a redemption or forfeiture of Holdings Units or Excess Class A Shares (other than, unless otherwise determined by the Manager, any redemption contemplated by Section 11.01 of the Holdings LLCA), and any similar or related action in connection with any of the foregoing.

(b) The Company shall only be permitted to issue additional Common Units and Class C Common Incentive Units, and/or establish other classes or series of Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.04, Section 3.10 and Section 3.11. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units and Class C Common Incentive Units authorized under this Agreement and/or establish other classes or series of Units or other Equity Securities in the Company at such times and upon such terms as the Manager shall determine and the Manager shall amend this Agreement as necessary in connection with the issuance of additional Common Units under this

Section 3.04 and admission of Additional Members without the requirement of any consent or acknowledgement of any other Member.

Section 3.05 Repurchase or Redemption of Shares of Class A Common Stock. Except as otherwise determined by the Manager in connection with the use of cash or other assets held by the Corporation, if at any time, (a) any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the Company shall, immediately prior to such repurchase or redemption of Class A Common Stock, redeem (i) a number of Common Units held by Holdings corresponding to any Holdings Units redeemed pursuant to Section 3.05 of the Holdings LLCA, and (ii) a number of Common Units held directly by the Corporation any Intermediate Member equal to the difference between (A) the number of shares of Class A Common Stock repurchased or redeemed by the Corporation and (B) the number of Common Units redeemed pursuant to clause (i) above (i.e., the total number of Common Units of the Company redeemed from Holdings, the Corporation or any Intermediate Members in the aggregate shall equal the number of shares of Class A Common Stock repurchased or redeemed by the Corporation, it being the intention of the Members and the Manager that redemptions shall be made pursuant to clause (ii) solely to the extent redemptions in clause (i) are not permitted by applicable Law or the Manager otherwise determines in writing to limit the amount of redemptions described in clause (i) in connection with a repurchase or redemption of Class A Common Stock), at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being repurchased or redeemed by the Corporation. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable Law.

Section 3.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by any two (2) authorized officers of the Company, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. No Units shall be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless all Units then outstanding are certificated; notwithstanding anything to the contrary herein, including Section 15.03, the Manager is authorized to amend this Agreement in order for the Company to opt-in to the provisions of Article 8 of the Uniform Commercial Code without the consent or approval of any Member of any other Person.

(b) If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The

Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) To the extent Units are certificated, upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.07 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.09 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(b), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.10 RESERVED.

Section 3.11 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to Holdings and then to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to Holdings a number of Common Units equal to the number of new shares of Class A Common Stock so issued.

Article IV
DISTRIBUTIONS

Section 4.01 Distributions.

(a) Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts, at such time and on such terms (including the payment dates of such Distributions) as the Manager in its sole discretion shall determine using such record date as the Manager may designate. All Distributions made under this Section 4.01 shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest (other than, for the avoidance of doubt, any distributions made pursuant to Section 4.01(b)(v)) as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Section 4.01(b) and Section 14.02; provided, further, subject to Section 4.01(c), for purposes of this Section 4.01(a) and notwithstanding anything to the contrary set forth herein, a holder of a Class C Common Incentive Unit (or portion thereof) shall be eligible to participate in distributions (A) only to the extent that the per Unit amount distributed by the Company (after the date of issuance of such Class C Common Incentive Unit) in respect of each Common Unit that is not a Class C Common Incentive Unit and that was outstanding on the date of issuance of such Class C Common Incentive Unit, excluding Tax Distributions, exceeds the then-unsatisfied Class C Common Incentive Unit Return Threshold applicable to such Class C Common Incentive Unit and (B) solely from the excess described in the preceding clause (A). Notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Member to the extent such Distribution would render the Company insolvent or violate the Delaware Act. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to make Distributions of Distributable Cash to the Members pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to meet its obligations, including its obligations pursuant to the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of Tax Distributions required to be made pursuant to Section 4.01(b)). Notwithstanding anything to the contrary in this Section 4.01(a), (i) the Company shall not make a distribution (other than Tax Distributions under Section 4.01(b)) to any Member in respect of any Unvested Common Units or Unvested Class C Common Incentive Units and (ii) with respect to any amounts that would otherwise have been distributed to a Member but for the preceding clause (i), such amount shall be set aside by the Company for the benefit of such Member unless and until such time as such Unvested Common Units or Unvested Class C Common Incentive Units have vested in accordance with the applicable equity plan or individual award agreement, and within five (5) Business Days of such time, the Company shall distribute such amounts to such Member. If any condition to the vesting of Unvested Common Units or Unvested Class C Common Incentive Units becomes incapable of being satisfied (or if any holder of Common Units or Class C Common Incentive Units is required to return any Distribution in respect thereof as a result of the violation of any employment or post-employment restrictive covenant), then any amounts that have not been distributed with respect to such Unvested Common Units or Unvested Class C Common Incentive Units may be distributed to all other Members.

(b) Tax Distributions.

(i) With respect to each Fiscal Year, to the extent the Company has available cash for distribution by the Company under the Delaware Act and subject to any applicable agreement to which the Company or any of its Subsidiaries is a party governing the terms of third party indebtedness for borrowed money, and subject to the retention and establishment of reserves, or payment to third parties, of such funds as the Manager deems necessary or desirable in its sole discretion with respect to the reasonable needs and obligations of the Company or any of its Subsidiaries, the Company shall, to the extent permitted by applicable Law, make cash distributions (“Tax Distributions”) to each Member in accordance with, and to the extent of, such Member’s Assumed Tax Liability. Tax Distributions pursuant to this Section 4.01(b)(i) shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Members on a quarterly basis on or prior to April 15th, June 15th, September 15th and January 15th (of the succeeding year) (or such other dates for which individuals or corporations (whichever is earlier) are required to make quarterly estimated tax payments for U.S. federal income tax purposes) (each, a “Quarterly Tax Distribution”), provided, that the foregoing shall not restrict the Company from making a Tax Distribution on any other date. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Company for the Fiscal Year through the end of the relevant quarterly period. A final accounting for Tax Distributions shall be made for each Fiscal Year after the allocation of the Company’s actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Member received for such Fiscal Year based on such final accounting shall promptly be distributed to such Member.

(ii) To the extent a Member otherwise would be entitled to receive less than its Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b) (other than any distributions made pursuant to Section 4.01(b)(v)) on any given date, the Tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with the Members’ respective Percentage Interests. If, on the date of a Tax Distribution, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available funds in accordance with their Percentage Interests and the Company shall make future Tax Distributions (pro rata in accordance with the Members’ respective Percentage Interests) as soon as funds become available sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled.

(iii) In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Member’s Assumed Tax Liability for any Taxable Year beginning on or after January 1, 2021 (other than an audit conducted pursuant to the Revised Partnership Audit Provisions for which no election is made pursuant to Section 6226 thereof and the Treasury Regulations promulgated thereunder), or in the event the Company files an amended tax return, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant Taxable Years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant Taxable Years sufficient to cover such shortfall.

(iv) Notwithstanding the foregoing, Tax Distributions pursuant to this Section 4.01(b) (other than, for the avoidance of doubt, any distributions made pursuant to Section 4.01(b)(v)), if any, shall be made to a Member only to the extent all previous Tax Distributions to such Member pursuant to Section 4.01(b) with respect to the Fiscal Year are less than the Tax Distributions such Member otherwise would have been entitled to receive with respect to such Fiscal Year pursuant to this Section 4.01(b).

(v) Notwithstanding the foregoing and anything to the contrary in this Agreement, following the Effective Date, no Member shall have any further right to any Tax Distributions (as defined in the Previous LLC Agreement) pursuant to Section 4.1(a) of the Previous LLC Agreement.

(vi) For the avoidance of doubt, Tax Distributions shall be treated for all purposes of this Agreement as an entitlement separate from and in addition to any other entitlement of any Member pursuant to this Agreement, including any distributions to which a Member is entitled pursuant to Section 4.01(a).

(vii) Notwithstanding anything herein to the contrary, to the extent two or more Members are included in the same “affiliated group” (within the meaning of Section 1504(a)(1) of the Code) that files a consolidated U.S. federal income tax return with respect to a given taxable year, such Members shall be aggregated and treated as a single Member for purposes of this Section 4.01(b) with respect to such taxable year.

(c) Limitations in Respect of Profits Interests

(i) It is the intention of the Members that distributions with respect to each Profits Interest be limited to the extent necessary so that each Profits Interest qualifies at the time of grant as a “profits interest” for U.S. federal income tax purposes, and this Agreement shall be interpreted accordingly. In the event that distributions to which a Member would otherwise be entitled are inconsistent with the preceding sentence, the Manager is authorized to adjust future distributions to the Members in whatever manner it deems appropriate (to the extent consistent with the intended treatment of each Profits Interest as a “profits interest” for U.S. federal income tax purposes) so that, after such adjustments are made, each Member receives, to the maximum extent possible, an amount of distributions equal to the amount of distributions such Member would have received were such sentence not part of this Agreement. Additionally, the Company intends to treat a Member holding a Profits Interest as the owner of such Interest for tax reporting purposes from the date it is granted, and the Company intends to file its IRS Form 1065, and the Company intends to issue appropriate Schedule K-1s, if any, to such Member, allocating to such Member its distributive share of all items of income, gain, loss, deduction and credit associated with such Class C Common Incentive Unit (or portion thereof) as if no time-based vesting restrictions applied. Each holder of Class C Common Incentive Units agrees to take into account such distributive share in computing its U.S. federal income tax liability for the entire period during which it holds any Class C Common Incentive Unit (or portion thereof). The undertakings contained in this Section 4.01(c)(i) shall be construed in accordance with the treatment of each Profits Interest as a “profits interest” for U.S. federal income tax purposes. Each recipient of a Profits Interest whether issued on or after the date hereof that is subject to vesting agrees to timely and properly file an election under Section 83(b) of the Code with respect to each Profits Interest and provide the Company with a copy of such election. Each holder of Profits Interests acknowledges and agrees that such holder will consult with such holder’s tax advisor to determine the tax consequences of filing an election under Section 83(b) of the Code. Each such holder acknowledges that it is the sole responsibility of such holder, and not the Company, to file a timely election under Section 83(b) of the Code even if such holder requests the Company or its representatives to make such filing on behalf of such holder.

(ii) By executing this Agreement, each Member authorizes the Company, at the election of the Manager, to elect to have the “Safe Harbor” described in the proposed Revenue Procedure (“Revenue Procedure” ) set forth in the IRS Notice 2005-43 (the “Notice”) apply to any Interest Transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company or any Subsidiary of the Company. For purposes of making such “Safe Harbor” election, the Manager is hereby designated as the “partner who has responsibility for U.S. federal income tax reporting” by the Company and, accordingly, execution of such “Safe Harbor” election by the Manager shall constitute execution of a “Safe Harbor Election” in accordance with Section 3.03 of the Notice. The Company and each Member hereby agree to comply with all requirements of the “Safe Harbor” described in the Notice, to the extent such requirements are imposed in the Revenue Procedure, including the requirement that each Member shall prepare and file all U.S. federal income tax returns reporting the income tax effects of each interest in the Company issued by the Company covered by the “Safe Harbor” in a manner consistent with the requirements of the Revenue Procedure.

(iii) Each Member authorizes the Manager to amend this Section 4.01(c) to the extent necessary and advisable as determined by the Manager to comply with the requirements of the Revenue Procedure as issued; provided, that such amendment is not materially and disproportionally adverse to such Member (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all Interests in the Company Transferred to a service provider by the Company in connection with services provided to the Company or any Subsidiary of the Company). A Member’s obligations to comply with the requirements of this Section 4.01(c) shall survive such Member’s ceasing to be a

Member of the Company and/or the winding up and dissolution of the Company, and, for purposes of this Section 4.01(c), the Company shall be treated as continuing in existence.

Article V
CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01 Capital Accounts.

(a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company’s property.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction with respect to the Company to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includible in gross income or are not deductible for U.S. federal income tax purposes.

(ii) If the Book Value of any property of the Company is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to the disposition of property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

Section 5.02 Allocations. Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses for any Fiscal Year or Fiscal Period shall be allocated among the Capital Accounts of the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 4.01(a) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 4.01(a), to the Members immediately after making such allocation, assuming for this purpose that any Common Units or Class C Common Incentive Units which are subject to vesting conditions in accordance with any applicable equity plan or individual award agreement are fully vested, minus (ii) such Member’s share of Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 5.03 Regulatory Allocations.

(a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

(b) Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(l)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 5.03(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) (4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Section 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If the allocation of Net Losses to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(d).

(e) Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).

(f) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss with respect to the Company shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.04 Final Allocations.

(a) Notwithstanding any contrary provision in this Agreement except Section 5.03, the Manager shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), the transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Company, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Fiscal Year of the event requiring such adjustments or allocations.

(b) If any holder of Common Units or Class C Common Incentive Units which are subject to vesting conditions forfeits (or the Company has repurchased at less than fair market value) all or a portion of such holder’s unvested Common Units or Class C Common Incentive Units, the Company shall make forfeiture allocations in respect of such unvested Common Units or Class C Common Incentive Units in the manner and to the extent required by Proposed Treasury Regulations Section 1.704-1(b)(4)(xii) (as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations).

Section 5.05 Tax Allocations.

(a) The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of taxable income, gain, loss and deduction of the Company with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value as determined by the Manager in good faith.

(c) If the Book Value of any asset of the Company is adjusted pursuant to Section 5.01(b), including adjustments to the Book Value of any asset of the Company in connection with the execution of this Agreement, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using the traditional method set forth in Treasury Regulations Section 1.704-3(b); provided that the Manager may cause the Company to apply the “remedial” method in respect of any contribution or adjustment to Book Value in connection with (x) the IPO or (y) the contribution of interests of the Company to Holdings, in each case to the extent the Manager determines in good faith that such election is necessary to achieve an allocation of income, gain, loss, deduction or credit consistent with the Intended IPO Step-Up Allocation.

(d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members as determined by the Manager taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e) Allocations pursuant to this Section 5.05 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing,

any Member’s Capital Account or share of Profits, Losses, Distributions or other items of the Company pursuant to any provision of this Agreement.

Section 5.06 Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including federal income taxes, additions to tax, interest and penalties as a result of obligations of the Company pursuant to the Revised Partnership Audit Provisions, federal withholding taxes, state personal property taxes and state unincorporated business taxes), then such Member shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the Company under this Section 5.06. A Member’s obligation to make payments to the Company under this Section 5.06 shall survive the transfer or termination of any Member’s interest in any Units of the Company, the termination of this Agreement and the dissolution, liquidation, winding up and termination of the Company. In the event that the Company has been terminated prior to the date such payment is due, such Member shall make such payment to the Manager (or its designee), which shall distribute such funds in accordance with this Agreement. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.06, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law). Each Member hereby agrees to furnish to the Company such information and forms as required or reasonably requested in order to comply with any Laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled. The Company may withhold any amount that it determines is required to be withheld from any amount otherwise payable to any Member hereunder, and any such withheld amount shall be deemed to have been paid to such Member for purposes of this Agreement.

Article VI
MANAGEMENT

Section 6.01 Authority of Manager; Officer Delegation.

(a) Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole managing member of the Company (the Corporation, in such capacity, the “Manager”), (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company and (iii) no other Member shall have any right, authority or power to vote, consent or approve any matter, whether under the Delaware Act, this Agreement or otherwise. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.

(b) Without limiting the authority of the Manager to act on behalf of the Company, the day-to-day business and operations of the Company may be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager, with the Officers of the Company as of the Effective Date as set forth on Schedule 2 attached hereto, and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions of this Agreement (including in Section 6.07 below), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall be limited to such duties as the Manager may, from time to time, delegate to them. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager. Any Officer may be removed at any time, with or without cause, by the Manager.

(c) Subject to the other provisions of this Agreement, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, conversion, division, reorganization or other combination of the Company with or into another entity, for the avoidance of doubt, without the prior consent of any Member or any other Person being required. The Manager shall have the power and authority to cash out fractional Units on such terms and at such times as it determines.

Section 6.02 Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.

Section 6.03 Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager.

Section 6.04 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation) have no right under this Agreement to fill any vacancy in the position of Manager.

Section 6.05 Transactions Between the Company and the Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided, that such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) are on terms comparable to and competitive with those available to the Company from others dealing at arm’s length or are approved by the Members and otherwise are permitted by the Credit Agreements; provided that the foregoing shall in no way limit the Manager’s rights under Section 3.02, 3.04, 3.05 or 3.10. The Members hereby approve each of the contracts or agreements between or among the Manager, the Company and their respective Affiliates entered into on or prior to the date of this Agreement in accordance with the Previous LLC Agreement or that the board of managers of the Company or the Corporate Board has previously approved.

Section 6.06 Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that (a) the Manager’s Class A Common Stock is publicly traded and, therefore, the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members and (ii) Holdings serves as a holding company for the Company and such status as a holding company will inure to the benefit of the Company and its Members; therefore each of Holdings and the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company, including without limitation all fees, expenses and costs associated with the IPO and all fees, expenses and, in the case of the Manager, the costs of being a public company (including without limitation public reporting obligations, proxy statements, stockholder meetings, Stock Exchange fees, transfer agent fees, legal fees, accounting fees, SEC and FINRA filing fees and offering expenses, and other related fees) and maintaining its corporate or legal existence. In the event that shares of Class A Common Stock are sold to underwriters in a public offering at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in such public offering after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”) (i) the Manager shall be deemed to have contributed to Holdings in exchange for newly issued common units the full amount for which such shares of Class A Common Stock were sold to the public, (ii) Holdings shall be deemed to have contributed to the Company in exchange for newly issued Common Units the full amount for which such shares of Class A Common Stock were sold to the public and (iii) the Company shall be deemed to have paid the Discount as an expense. To the extent practicable, expenses incurred by the Manager or Holdings on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager, Holdings or any of their Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts. Notwithstanding the foregoing, the Company shall not bear any income tax obligations of the Manager or any payments made pursuant to the Tax Receivable Agreement (except, in each case, to the extent such income tax obligations specifically arise as a result of the consummation of the IPO or any restructuring transactions related thereto).

Section 6.07 Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including, without limitation, chief executive officer, president, chief financial officer, chief operating officer, general counsel, senior vice president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons which may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

Section 6.08 Limitation of Liability of Manager.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates or Manager’s officers, employees or other agents shall be liable to the Company, to any Member that is not the Manager or to any other Person bound by this Agreement for any act or omission performed or omitted by the Manager in its capacity as the sole managing member of the Company pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s willful misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by the Manager or its Affiliates contained herein or in the Other Agreements with the Company. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager.

(b) To the fullest extent permitted by applicable Law, whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles, notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise.

(c) To the fullest extent permitted by applicable Law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, other Members or any other Person.

(d) To the fullest extent permitted by applicable Law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, notwithstanding any provision of this Agreement or duty otherwise, existing at Law or in equity, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith or in accordance with such other express standard, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or impose liability upon the Manager or any of the Manager’s Affiliates and shall be deemed approved by all Members.

Section 6.09 Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Article VII
RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGER

Section 7.01 Limitation of Liability and Duties of Members.

(a) Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member or Manager shall be obligated personally for any such debts, obligations, contracts or liabilities of the Company solely by reason of being a Member or the Manager (except to the extent and under the circumstances set forth in any non-waivable provision of the Delaware Act). Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b) In accordance with the Delaware Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV or XIV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such distribution was made by the Company to its Members in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c) To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, and notwithstanding any other provision of this Agreement (but subject, and without limitation, to Section 6.08 with respect to the Manager) or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, the parties hereto hereby agree that to the extent that any Member (other than the Manager in its capacity as such) (or any Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Unit or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement.

Section 7.02 Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by Law and this Agreement.

Section 7.03 No Right of Partition. No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any property of the Company, or the right to own or use particular or individual assets of the Company.

Section 7.04 Indemnification.

(a) Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under applicable Law, as the same now exists or may hereafter be amended, substituted or replaced (but, to the fullest extent permitted by Law, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates)

by reason of the fact that such Person is or was a Member or an Affiliate thereof (other than as a result of an ownership interest in the Corporation) or is or was serving as the Manager or a director, officer, employee or other agent of the Manager, or a director, manager, Officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ willful misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in Other Agreements with the Company. Reasonable expenses, including out-of-pocket attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(c) The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.

(d) The indemnification and advancement of expenses provided for in this Section 7.04 shall be provided out of and to the extent of Company assets only. No Member (unless such Member otherwise agrees in writing or is found in a non-appealable decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company. The Company (i) shall be the primary indemnitor of first resort for such Indemnified Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Indemnified Person which are addressed by this Section 7.04.

(e) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Section 7.05 Inspection Rights. Section 18-305(a) of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply to or be incorporated into this Agreement and each unitholder hereby expressly waives any and all rights under such Section of the Delaware Act.

Article VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Article IV and V and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 8.02 Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be required by the established by the Manager.

Article IX
TAX MATTERS

Section 9.01 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Manager shall use reasonable efforts to furnish, within one hundred and eighty (180) days of the close of each Taxable Year, to each Member a completed IRS Schedule K-l (and any comparable state income tax form) and such other information as is reasonably requested by such Member relating to the Company that is necessary for such Member to comply with its tax reporting obligations. Subject to the terms and conditions of this Agreement and except as otherwise provided in this Agreement, in its capacity as Partnership Representative, the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Section 706 of the Code for purposes of determining the varying Units of its Members.

Section 9.02 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02, unless otherwise required by Section 706 of the Code. The Manager shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have in effect an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for each Taxable Year. The Manager shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for each Taxable Year. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03 Tax Controversies. The Manager shall cause the Company to take all necessary actions required by Law to designate the Corporation as the “tax matters partner” of the Company within the meaning of Section 6231 of the Code (as in effect prior to repeal of such section pursuant to the Revised Partnership Audit Provisions) with respect to any Taxable Year beginning on or before December 31, 2017. The Manager shall further cause the Company to take all necessary actions required by Law to designate the Corporation as the “partnership representative” of the Company as provided in Section 6223(a) of the Code with respect to any Taxable Year of the Company beginning after December 31, 2017, and if the “partnership representative” is an entity, the Corporation is hereby authorized to designate an individual to be the sole individual through which such entity “partnership representative” will act (in such capacities, collectively, the “Partnership Representative”). The Company and the Members shall cooperate fully with each other and shall use reasonable best efforts to cause the Corporation (or its designated individual, as applicable) to become the Partnership Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired (and causing any tax matters partner, partnership representative or designated individual designated prior to the Effective Date to resign, be revoked or replaced, as applicable). The Partnership Representative shall have the right and obligation to take all actions authorized and required, by the Code for the Partnership Representative and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including any resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Company or the Partnership Representative with respect to the conduct of such proceedings. Without limiting the generality of the foregoing, with respect to any audit or other proceeding, the Partnership Representative shall be entitled to cause the Company (and any of its Subsidiaries) to make any available elections pursuant to Section 6226 of the Code (and similar provisions of state, local and other Law), and the Members shall cooperate to the extent reasonably requested by the Company in connection therewith. The Company shall reimburse the Partnership Representative for all reasonable out-of-pocket expenses incurred by the Partnership Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Partnership Representative. The provisions of this Section 9.03 shall survive the transfer or termination of any Member’s interest in any Units of the Company, the termination of this Agreement and the termination of the Company, and shall remain binding on each Member for the period of time necessary to resolve all tax matters relating to the Company, and shall be subject to the provisions of the Tax Receivable Agreement, as applicable.

Article X
RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSACTIONS

Section 10.01 Transfers by Members. No holder of Units shall Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 and Section 10.09 or (b) approved in advance and in writing by the Manager, in the case of Transfers by any Member other than the Manager, or (c) in the case of Transfers by the Manager, to any Person who succeeds to the Manager in accordance with Section 6.04. Notwithstanding the foregoing, “Transfer” shall not include any indirect Transfer of Units held by the Manager by virtue of any Transfer of Equity Securities in the Corporation.

Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to a Transfer by a Member to the Corporation or any of its Subsidiaries (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”). All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or if an exemption from such registration is then available with respect to such sale. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED ON [____________], AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE EIGHTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF RYAN SPECIALTY, LLC, AS IT MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME, AND RYAN SPECIALTY, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY RYAN SPECIALTY, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Units in accordance with the definition thereof.

Section 10.04 Transfer. Prior to Transferring any Units, the Transferring holder of Units shall cause the prospective Permitted Transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate to which the transferor was a party (collectively, the “Other Agreements”) by executing and delivering to the Company counterparts of this Agreement and any applicable Other Agreements.

Section 10.05 Assignee’s Rights.

(a) The Transfer of a Unit in accordance with this Agreement shall be effective as of the date of such Transfer (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other items of the Company shall be allocated between the transferor and the transferee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made on or after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the Transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the Assignee’s Units (including the obligation to make Capital Contributions on account of such Units).

Section 10.06 Assignor’s Rights and Obligations. Any Member who shall Transfer any Unit in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Section 6.08 and Section 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (i) such Transferring Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units in the Company from any liability of such Member to the Company with respect to such Units that may exist as of the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the Other Agreements with the Company.

Section 10.07 Overriding Provisions.

(a) Any Transfer or attempted Transfer of any Units in violation of this Agreement (including any prohibited indirect Transfers) shall be, to the fullest extent permitted by applicable law, null and void ab initio, and the provisions of Section 10.05 and Section 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Agreement shall not become a Member and shall not have any other rights in or with respect to any rights of a Member of the Company with respect to the applicable Units. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this Article X.

(b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i) result in the violation of the Securities Act, or any other applicable federal, state or foreign Laws;

(ii) cause an assignment under the Investment Company Act;

(iii) in the reasonable determination of the Manager, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any obligation under any Credit Agreement to which the Company or the Manager is a party; provided that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager;

(iv) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors);

(v) reasonably be expected to create a material risk that the Company could be treated as a “publicly traded partnership” or could be taxed as a corporation pursuant to Section 7704 of the Code or any successor provision thereto under the Code (as determined in the sole discretion of the Manager); or

(vi) reasonably be expected to create a material risk that the Company would have more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)) (as determined in the sole discretion of the Manager); provided, for the avoidance of doubt, that in determining whether a Transfer creates a material risk that the Company would have more than one hundred (100) partners, the Manager may assume in its sole discretion the admission of any number of future additional Members.

(c) Notwithstanding anything contained herein to the contrary, in no event shall any Member that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code Transfer any Units, unless such Member and the transferee have delivered to the Company, in respect of the relevant Transfer, written evidence that all required withholding under Section 1446(f) of the Code will have been done and duly remitted to the applicable taxing authority or duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding.

(d) Without limiting any of the foregoing, and notwithstanding any other provision of this Agreement to the contrary, no Member shall Transfer any Units during the 2021 taxable year of the Company unless such Transfer either (x) qualifies as a “block transfer” under Treasury Regulations Section 1.7704-1(e)(2), or (y) is disregarded pursuant to Treasury Regulations Sections 1.7704-1(e)(1)(ii).

(e) For the avoidance of doubt, in the event that a Member (or such Member’s estate) attempts to Transfer any Units in connection with the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of such Member, such Transfer shall, to the extent it is in violation of this Agreement (unless otherwise waived by the Manager), be void ab initio and the provisions of Section 10.05 and Section 10.06 shall not apply to any such Transfers, such that such Member (or such Member’s estate) remains the owner of the applicable Units.

(f) In the event that, notwithstanding this Section 10.07 or any other provision in this Agreement, a Transfer is required pursuant to applicable Law, immediately prior to such Transfer, the Units subject to such Transfer shall, at the Manager’s election, be redeemed in accordance with the provisions of Section 11.01 and Section 11.05 of the Holdings LLCA, as applicable, mutatis mutandis, such that in no event shall the transferee in respect of such Transfer become a Member of the Company at any time.

Section 10.08 RESERVED.

Section 10.09 RESERVED.

Section 10.10 RESERVED.

Article XI
RESERVED

Article XII
ADMISSION OF MEMBERS

Section 12.01 Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Unit hereunder, the Permitted Transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company, including the Schedule of Members.

Section 12.02 Additional Members. Subject to the provisions of Article X hereof, any Person that is not a Member as of the Effective Date may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) duly executed Joinder and counterparts to any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as may reasonably be requested by the Manager). Such admission shall become effective on the date on which the Manager determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company, including the Schedule of Members.

Article XIII
WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 13.01 Withdrawal and Resignation of Members. Except in the event of Transfers pursuant to Section 10.06 and the Manager’s right to resign pursuant to Section 6.03, no Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

Article XIV
DISSOLUTION AND LIQUIDATION

Section 14.01 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal, removal, dissolution, bankruptcy or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) the decision of the Manager together with the written approval of the Members holding a majority of the Common Units to dissolve the Company (excluding for purposes of such calculation the Corporation and all Common Units held directly or indirectly by it);

(b) a dissolution of the Company under Section 18-801(4) of the Delaware Act, unless the Company is continued without dissolution pursuant thereto;

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act; or

(d) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act.

Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not in and of itself cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 14.02 Winding up. Subject to Section 14.05, on dissolution of the Company, the Manager shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee (each such Person, a “Liquidator”). The Liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an expense of the Company. Until final distribution, the Liquidators shall, to the fullest extent permitted by applicable Law, continue to operate the properties of the Company with all of the power and authority of the Manager. The steps to be accomplished by the Liquidators are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the Liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the Liquidators shall pay, satisfy or discharge from the Company’s funds, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional and unmatured liabilities in such amount and for such term as the liquidators may reasonably determine) the following: first, all of the debts, liabilities and obligations of the Company owed to creditors other than the Members in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), including all expenses incurred in connection with the liquidations; and second, all of the debts, liabilities and obligations of the Company owed to the Members (other than any payments or distributions owed to such Members in their capacity as Members pursuant to this Agreement); and

(c) following any payments pursuant to the foregoing Section 14.02(b), all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.01(a) by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation).

The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below shall constitute a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all of the Company’s property and shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the Liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the Liquidators may, in their sole discretion and the fullest extent permitted by applicable Law, defer for a reasonable time the liquidation of any assets except those necessary to satisfy the Company’s liabilities (other than loans to the Company by any Member(s)) and reserves. Subject to the order of priorities set forth in Section 14.02, the Liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining assets in-kind of the Company in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such assets of the Company or (c) a combination of the foregoing. Any such Distributions in-kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the Liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any assets of the Company distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The Liquidators shall determine the Fair Market Value of any property distributed.

Section 14.04 Cancellation of Certificate. On completion of the winding up of the Company as provided herein, the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation of the Certificate with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that should be canceled and take such other actions as may be necessary to terminate the existence of the Company. The Company shall continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 14.02 and Section 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06 Return of Capital. The Liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from assets of the Company).

Article XV
GENERAL PROVISIONS

Section 15.01 Power of Attorney.

(a) Each Member hereby constitutes and appoints the Manager (or the Liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; (D) all instruments relating to the admission, substitution or resignation of any Member pursuant to Article XII or Article XIII; and (E) the limited liability company agreement for Holdings and other instruments in connection with the formation and initial capitalization thereof as contemplated by Recitals to this Agreement; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, to effectuate the terms of this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his, her or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 15.02 Confidentiality.

Each of the Members (other than the Corporation) agrees that, without limiting the applicability of any other agreement to which any Member may be subject, no Member shall directly or indirectly disclose or use (other than solely for the purpose of such Member monitoring and analyzing such Member’s investment made herein) at any time, including without limitation use for commercial or proprietary advantage or profit, either during his, her or its association or employment with the Company or thereafter, any Confidential Information of which such Member is or becomes aware. Each Member in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft. “Confidential Information” as used herein includes all nonpublic information concerning the Company or its Subsidiaries including, but not limited to, ideas, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, operating practices and methods, corporate structure, financial and organizational information, analyses, expansion plans, strategic plans, marketing plans, contracts, customer lists or other business documents which the Company treats as confidential, designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to each Member, Confidential Information does not include information or material that:

(a) (i) is rightfully in the possession of such Member at the time of disclosure by the Company; (ii) before or after it has been disclosed to such Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of such Member in violation of this Agreement; or (iii) is approved for release by written authorization of the Corporate Board or the Manager, or any other officer designated by the Manager.

(b) Notwithstanding the foregoing, a Member may disclose Confidential Information to the extent (i) the disclosure is necessary for the Member and/or the Company’s employees, agents, representatives and advisors to fulfill their duties to the Company pursuant to this Agreement and/or other written agreements or (ii) the disclosure is required by Law, court order, subpoena or legal process or to comply with the requirements of a state or federal regulatory authority.

(c) Upon expiration or other termination of a Member’s interest in the Company, that Member may not take any of the Confidential Information, and that Member shall promptly return to the Company all Confidential Information in that Member’s possession or control.

Section 15.03 Amendments. Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified upon the written consent of the Manager, together with the written consent of the holders of a majority of the Common Units then outstanding (excluding all Common Units held directly or indirectly by the Corporation). Notwithstanding the foregoing, no amendment or modification:

(a) to this Section 15.03 may be made without the prior written consent of the Manager and the holders of a majority of the Units;

(b) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; and

(c) to any of the terms and conditions of this Agreement which would (A) reduce the amounts distributable to a Member pursuant to Article IV and XIV in a manner that is not pro rata with respect to all Members, (B) increase the liabilities of such Member hereunder, (C) otherwise materially and adversely affect a holder of Units (with respect to such Units) in a manner materially disproportionate to any other holder of Units of the same class or series (with respect to such Units) (other than amendments, modifications and waivers necessary to implement the provisions of Article XII) or (D) materially and adversely affect the rights of any Member under Section 3.04, Section 3.05, Section 7.01, Section 7.04, Article X or Article XI, shall be effective against such affected Member or holder of Units, as the case may be, without the prior written consent of the holders a majority of such affected Units, as the case may be.

Notwithstanding any of the foregoing, the Manager may make any amendment (i) of an administrative nature that is necessary in order to implement the substantive provisions hereof, without the consent of any other Member; provided, that any such amendment does not adversely change the rights of the Members hereunder in any respect, or (ii) to reflect any changes to the Class A Common Stock or Class B Common Stock or the issuance of any other capital stock of the Corporation; provided, that in each case of the foregoing clauses and notwithstanding anything herein to the contrary, so long as the Tax Receivable Agreement remains outstanding and in effect, no amendment or modification may be made to this Agreement that is adverse to the TRA Holders without the prior written consent of a majority of the TRA Holder Representative (as defined in the Tax Receivable Agreement).

Section 15.04 Title to Company Assets. Company assets shall be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 15.05 Addresses and Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of an electronic transmission (receipt confirmation requested), and shall be directed to the address set forth, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the Company or the sending party.

To the Company:

Ryan Specialty, LLC

Two Prudential Plaza

180 N. Stetson
Suite 4600
Chicago, IL 60601

Attn: Mark Katz

Executive Vice President,

General Counsel and Secretary

Email: mark.katz@ryansg.com

with a copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle

Chicago, IL 60654
Attn: Robert M. Hayward, P.C.
Facsimile: (312) 862-2200
E-mail: rhayward@kirkland.com

To the Corporation:

Ryan Specialty Holdings, Inc.

Two Prudential Plaza

180 N. Stetson
Suite 4600
Chicago, IL 60601
Attn: Mark Katz

Executive Vice President,

General Counsel and Secretary

Email: mark.katz@ryansg.com

with a copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654
Attn: Robert M. Hayward, P.C.
Facsimile: (312) 862-2200
E-mail: rhayward@kirkland.com

To the Members, as set forth on the Schedule of Members.

Section 15.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Profits, Losses, Distributions, capital or property of the Company other than as a secured creditor.

Section 15.08 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.09 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 15.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be heard in the state or federal courts of the State of Delaware, and the parties hereby consent to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT) AND SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. WITHOUT LIMITING THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS REFERRED TO IN SECTION 15.05 (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT), TOGETHER WITH WRITTEN NOTICE OF SUCH SERVICE TO SUCH PARTY, SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

Section 15.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 15.12 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.13 Execution and Delivery by Electronic Signature and Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby or entered into by the Company in accordance herewith, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic signature and/or electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic signature or electronic transmission to execute and/or deliver a document or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 15.14 Right of Offset. Whenever the Company or the Corporation is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company or the Corporation which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 15.14.

Section 15.15 Entire Agreement. This Agreement, those documents expressly referred to herein (including the Registration Rights Agreement and the Tax Receivable Agreement), any indemnity agreements entered into in connection with the Previous LLC Agreement with any member of the board of directors at that time and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Previous LLC Agreement is superseded by this Agreement as of the Effective Date and shall be of no further force and effect thereafter.

Section 15.16 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 15.17 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Eighth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MANAGER:

RYAN SPECIALTY HOLDINGS, INC.

By:	/s/ Patrick G. Ryan

Name: Patrick G. Ryan

Title: Chairman and Chief Executive Officer

UNITHOLDERS:

ONEX RSG HOLDINGS I INC.

By:	/s/ Patrick G. Ryan

Name: Patrick G. Ryan

Title: Chairman and Chief Executive Officer

NEW RYAN SPECIALTY, LLC

By:	/s/ Patrick G. Ryan

Name: Patrick G. Ryan

Title: Chairman and Chief Executive Officer

RYAN SPECIALTY SOCIUS INTERMEDIATE, INC.

By:	/s/ Patrick G. Ryan

Name: Patrick G. Ryan

Title: President and Secretary

SCHEDULE 1

SCHEDULE OF MEMBERS

On file with the Company

Schedule 1

SCHEDULE 2

OFFICERS AS OF THE EFFECTIVE DATE

Name	Position
Patrick G. Ryan	Chairman and Chief Executive Officer
Timothy W. Turner	President
Shirley W. Ryan	Vice President
Jeremiah R. Bickham	Executive Vice President and Chief Financial Officer
Brendan M. Mulshine	Executive Vice President and Chief Revenue Officer
Mark S. Katz	Executive Vice President, General Counsel and Secretary
Janice M. Hamilton	Senior Vice President, Controller and Chief Accounting Officer
Lisa J. Paschal	Senior Vice President and Chief HR Officer
Noah S. Angeletti	Senior Vice President and Treasurer

Schedule 2

EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [_________], 20[__] (this “Joinder”), is delivered pursuant to that certain Eighth Amended and Restated Limited Liability Company Agreement, dated as of July 5, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) of Ryan Specialty, LLC, a Delaware limited liability company (the “Company”), by and among the Company, Ryan Specialty Holdings, Inc., a Delaware corporation and the managing member of the Company (the “Corporation”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1. Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is admitted as and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof.

2. Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3. Address. All notices under the LLC Agreement to the undersigned shall be direct to:

[Name]
[Address]
[City, State, Zip Code]
Attn:
Facsimile:
E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:

Name:
Title:

Acknowledged and agreed
as of the date first set forth above:

RYAN SPECIALTY, LLC

By: RYAN SPECIALTY HOLDINGS, INC.,
its Manager

By:

Name:
Title:

Exhibit A